UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported): May 26, 2010

eCrypt Technologies, Inc.

(Exact Name of Registrant as Specified in Charter)

Colorado	000-1449574	32-0201472
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4750 Table Mesa Drive Boulder, Colorado 80305
(Address of principal executive offices)

Registrant’s telephone number, including area code:  1.866.241.6868

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On May 26, 2010, eCrypt Technologies, Inc., (the “Company”), a Colorado corporation, entered into a Consulting Agreement  (the “Consulting Agreement”) with Gabriel Rosu setting forth the terms and conditions under which Mr. Rosu will continue to serve as the Chief Development Officer of the Company.  The Consulting Agreement is for a one year term effective April 15, 2010 through April 14, 2011.  Pursuant to the terms and conditions of the Consulting Agreement, Mr. Rosu will serve as the Chief Development Officer of the Company.  Mr. Rosu’s primary duties include overseeing all product development of the Company’s products, database development for the Company, and website development for the Company.  As consideration for his services as the Chief Development Officer, Mr. Rosu will receive a total of $95,000 during the term of the Consulting Agreement, broken down into monthly payments of $7,916.67.  The Consulting Agreement may be terminated at any time in the Company’s sole and absolute discretion.  In conjunction with the entry into the Consulting Agreement, Mr. Rosu entered into a Confidentiality, Non-Solicitation and Invention Assignment Agreement as an exhibit to the Consulting Agreement for purposes of protecting the Company’s intellectual Property.

The foregoing description of the Consulting Agreement and the accompanying exhibits does not purport to be complete and is qualified in its entirety by reference to the complete text of the Consulting Agreement and accompanying exhibits, which is filed as Exhibit 10.6 hereto and incorporated herein by reference.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

(d)

Exhibits.  The following documents are filed as exhibits to this report on Form 8-K:

10.6

Consulting Agreement and accompanying exhibits dated May 26, 2010 by and between eCrypt Technologies, Inc. and Gabriel Rosu.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECRYPT TECHNOLOGIES, INC.

Date: May 27, 2010

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By:  /S/ Brad Lever

Brad Lever, Chief Executive Officer, Chief Financial Officer, Director

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